Exhibit 99.1

MSCI Reports Financial Results for Third Quarter and Nine Months 2021

NEW YORK--(BUSINESS WIRE)--October 26, 2021--MSCI Inc. (“MSCI” or the “Company”) (NYSE:MSCI), a leading provider of critical decision support tools and services for the global investment community, today announced its financial results for the three months ended September 30, 2021 (“third quarter 2021”) and nine months ended September 30, 2021 (“nine months 2021”).

Financial and Operational Highlights for Third Quarter 2021
(Note: Unless otherwise noted, percentage and other changes are relative to the three months ended September 30, 2020 (“third quarter 2020”) and Run Rate percentage changes are relative to September 30, 2020).

  Operating revenues of $517.1 million, up 21.6%; Organic operating revenue growth of 20.4%
  Recurring subscription revenues up 14.2%; Asset-based fees up 41.2%
  Operating margin of 54.2%; Adjusted EBITDA margin of 59.3%
  Diluted EPS of $2.03, down 6.0%; Adjusted EPS of $2.53, up 15.0%
  New recurring subscription sales growth of 27.5%; Organic subscription Run Rate growth of 11.8%; Retention Rate of 94.5%
  Approximately $85.8 million in dividends were paid to shareholders in third quarter 2021; Cash dividend of $1.04 per share declared by MSCI Board of Directors for fourth quarter 2021
	Three Months Ended			Nine Months Ended
In thousands,	Sep. 30,	Sep. 30,		Sep. 30,	Sep. 30,
except per share data (unaudited)	2021	2020	% Change	2021	2020	% Change
Operating revenues	$517,099	$425,333	21.6%	$1,493,702	$1,251,729	19.3%
Operating income	$280,230	$227,620	23.1%	$792,138	$650,679	21.7%
Operating margin %	54.2%	53.5%		53.0%	52.0%

Net income	$169,876	$182,358	(6.8%)	$532,118	$445,606	19.4%

Diluted EPS	$2.03	$2.16	(6.0%)	$6.38	$5.26	21.3%
Adjusted EPS	$2.53	$2.20	15.0%	$7.44	$5.87	26.7%

Adjusted EBITDA	$306,595	$249,447	22.9%	$878,130	$715,374	22.8%
Adjusted EBITDA margin %	59.3%	58.6%		58.8%	57.2%

“MSCI's third quarter reflected strong performance across the company, resulting in double-digit organic operating revenue growth. We benefited from our targeted investments, which position us very well for the ongoing transformation of the global investment industry,” said Henry A. Fernandez, Chairman and CEO of MSCI.

“Our deep engagement with clients and other capital market participants regarding climate change supports MSCI's continued leadership of the investment industry's critical transition to a net-zero world. We will continue to innovate and invest heavily in order to best serve investors globally,” added Mr. Fernandez.

Third Quarter Consolidated Results

Operating Revenues: Operating revenues were $517.1 million, up 21.6%. Excluding the impact of foreign currency and contributions from Real Capital Analytics, Inc. (“RCA”), operating revenues were up 20.4%. The $91.8 million increase was comprised of $44.5 million in higher recurring subscription revenues and $41.4 million in higher asset-based fees, as well as $5.9 million in higher non-recurring revenues.

Run Rate and Retention Rate: Total Run Rate at September 30, 2021 was $2,096.3 million, up 21.9%. Recurring subscriptions Run Rate increased by $227.7 million and asset-based fees Run Rate increased by $149.0 million. Organic recurring subscriptions Run Rate growth was 11.8%. Retention Rate in third quarter 2021 was 94.5%, unchanged from third quarter 2020.

Expenses: Total operating expenses were $236.9 million, up 19.8%. Adjusted EBITDA expenses were $210.5 million, up 19.7%, primarily reflecting continued investments in the business including increased headcount in product development, research and technology to support growth, as well as higher non-compensation costs in the areas of professional fees, information technology costs and market data costs. During the quarter, total operating expenses associated with RCA were $10.3 million, of which $3.6 million were included in Adjusted EBITDA expenses. Approximately $5.5 million in non-recurring integration and transaction costs related to the acquisition of RCA, and $1.2 million of acquired intangible assets amortization expense related to RCA were excluded from Adjusted EBITDA expenses. Total operating expenses excluding the impact of foreign currency exchange rate fluctuations (“ex-FX”) and adjusted EBITDA expenses ex-FX increased 18.4% and 18.2%, respectively.

Headcount: As of September 30, 2021, headcount was 4,237 employees, with approximately 37% and approximately 63% of employees located in developed market and emerging market locations, respectively.

Other Expense (Income), Net: Other expense (income), net was $79.6 million, up 106.3%, primarily driven by a loss of approximately $37.3 million on debt extinguishment associated with the redemption of the $500.0 million aggregate principal amount of the Company’s 5.375% senior unsecured notes due 2027 (the “2027 Senior Notes Redemption”) in third quarter 2021, which was excluded from adjusted net income and adjusted EPS.

Income Taxes: The effective tax rate was 15.3% in third quarter 2021, compared to 3.5% in third quarter 2020. The increase was primarily due to the absence of the prior year benefits related to the favorable impact of final regulations released during third quarter 2020 clarifying certain provisions of the Tax Cuts and Jobs Act that was enacted on December 22, 2017 (“Tax Reform”). Both periods reflected significant discrete tax benefits, in relation to pretax income, including in third quarter 2021, the tax impact of loss on debt extinguishment recognized in the period, in third quarter 2020, the tax impact related to the revaluation of the cost of deemed repatriation of foreign earnings and in each period, the settlement of prior year items.

Net Income: As a result of the factors described above, net income was $169.9 million, down 6.8%.

Adjusted EBITDA: Adjusted EBITDA was $306.6 million, up 22.9%. Adjusted EBITDA margin was 59.3%, compared to 58.6% in third quarter 2020.

Index Segment:

Table 1A: Results (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,		Sep. 30,	Sep. 30,
In thousands	2021	2020	% Change	2021	2020	% Change
Operating revenues:
Recurring subscriptions	$165,310	$146,387	12.9%	$480,488	$431,631	11.3%
Asset-based fees	141,745	100,371	41.2%	404,593	288,642	40.2%
Non-recurring	14,448	8,933	61.7%	34,876	27,582	26.4%
Total operating revenues	321,503	255,691	25.7%	919,957	747,855	23.0%
Adjusted EBITDA expenses	75,916	60,971	24.5%	221,023	186,292	18.6%
Adjusted EBITDA	$245,587	$194,720	26.1%	$698,934	$561,563	24.5%
Adjusted EBITDA margin %	76.4%	76.2%		76.0%	75.1%

Index operating revenues were $321.5 million, up 25.7%. The $65.8 million increase was primarily driven by $41.4 million in higher asset-based fees mainly reflecting an increase in revenues from exchange traded funds (“ETFs”) linked to MSCI equity indexes. This increase was in turn driven by a 52.4% increase in average AUM in ETFs linked to MSCI equity indexes, partially offset by a decline in average basis point fees on those AUM. Non-ETF indexed funds linked to MSCI indexes also contributed to the increase in asset-based fees.

Recurring subscription revenues increased by $18.9 million, primarily reflecting strong contributions from market cap-weighted index products and from factor, ESG and climate index products. The $5.5 million increase in non-recurring revenue included client license and usage fees related to prior periods.

Index Run Rate as of September 30, 2021 was $1.2 billion, up 21.7%. The $217.3 million increase was comprised of a $149.0 million increase in asset-based fees Run Rate and a $68.2 million increase in recurring subscription Run Rate. The increase in asset-based fees Run Rate was primarily driven by higher AUM in ETFs linked to MSCI equity indexes and higher AUM in non-ETF indexed funds linked to MSCI indexes. The increase in recurring subscription Run Rate was primarily driven by growth across products, including market cap-weighted index products and strong growth in factor, ESG and climate index products and reflected growth across all regions and all client segments.

Analytics Segment:

Table 1B: Results (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,		Sep. 30,	Sep. 30,
In thousands	2021	2020	% Change	2021	2020	% Change
Operating revenues:
Recurring subscriptions	$134,320	$126,251	6.4%	$399,360	$376,505	6.1%
Non-recurring	1,978	2,086	(5.2%)	6,857	4,903	39.9%
Total operating revenues	136,298	128,337	6.2%	406,217	381,408	6.5%
Adjusted EBITDA expenses	86,007	83,281	3.3%	260,381	253,868	2.6%
Adjusted EBITDA	$50,291	$45,056	11.6%	$145,836	$127,540	14.3%
Adjusted EBITDA margin %	36.9%	35.1%		35.9%	33.4%

Analytics operating revenues were $136.3 million, up 6.2%. The $8.0 million increase was driven by higher recurring subscription revenues from both Multi-Asset Class and Equity Analytics products.

Analytics Run Rate as of September 30, 2021 was $568.9 million, up 4.5%. The increase of $24.6 million was also driven by growth in both Equity Analytics and Multi-Asset Class products. Analytics organic Run Rate growth was 4.9%.

ESG and Climate Segment:

Table 1C: Results (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,		Sep. 30,	Sep. 30,
In thousands	2021	2020	% Change	2021	2020	% Change
Operating revenues:
Recurring subscriptions	$42,592	$28,152	51.3%	$115,299	$78,961	46.0%
Non-recurring	1,099	399	175.4%	2,450	1,125	117.8%
Total operating revenues	43,691	28,551	53.0%	117,749	80,086	47.0%
Adjusted EBITDA expenses	33,871	20,893	62.1%	97,164	63,303	53.5%
Adjusted EBITDA	$9,820	$7,658	28.2%	$20,585	$16,783	22.7%
Adjusted EBITDA margin %	22.5%	26.8%		17.5%	21.0%

ESG and Climate operating revenues were $43.7 million, up 53.0%. The $15.1 million increase was primarily driven by strong growth from Ratings, Screening and Climate products. Excluding foreign currency exchange rate fluctuations, ESG and Climate revenue growth was 47.2%.

ESG and Climate Run Rate as of September 30, 2021 was $178.4 million, up 45.9%. The $56.1 million increase primarily reflects strong growth across both Ratings and Climate products with contributions across all regions and client segments. ESG and Climate organic Run Rate growth was 46.3%.

All Other – Private Assets Segment:

Table 1D: Results (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,		Sep. 30,	Sep. 30,
In thousands	2021	2020	% Change	2021	2020	% Change
Operating revenues:
Recurring subscriptions	$15,418	$12,400	24.3%	$48,355	$40,402	19.7%
Non-recurring	189	354	(46.6%)	1,424	1,978	(28.0%)
Total operating revenues	15,607	12,754	22.4%	49,779	42,380	17.5%
Adjusted EBITDA expenses	14,710	10,741	37.0%	37,004	32,892	12.5%
Adjusted EBITDA	$897	$2,013	(55.4%)	$12,775	$9,488	34.6%
Adjusted EBITDA margin %	5.7%	15.8%		25.7%	22.4%

All Other – Private Assets operating revenues, which reflects the Real Estate operating segment, were $15.6 million, up 22.4%, and included $3.4 million from the acquisition of RCA, which closed on September 13, 2021. Excluding the acquisition of RCA, All Other – Private Assets segment revenues were lower due to lower volume of deliveries to clients in third quarter 2021 as compared to third quarter 2020. Excluding foreign currency exchange rate fluctuations and contributions from RCA, All Other – Private Assets revenue growth decreased 7.6%.

All Other – Private Assets Run Rate, which reflects the Real Estate operating segment, as of September 30, 2021 was $131.7 million, up 148.6%, and included $73.9 million associated with the RCA business. Excluding the acquisition, the increase reflected contributions from both Global Intel and Enterprise Analytics products, as well as strong growth in new sales of Real Estate Climate Value-at-Risk products. All Other – Private Assets organic subscription Run Rate growth was 7.3%.

Select Balance Sheet Items and Capital Allocation

Cash Balances and Outstanding Debt: Cash and cash equivalents was $1.3 billion as of September 30, 2021. This balance reflects the net impact from funding the acquisition of RCA for $948.7 million, receiving the proceeds from the issuance of $700.0 million aggregate principal amount of 3.250% senior unsecured notes due 2033 completed on August 17, 2021, and funding the 2027 Senior Notes Redemption. MSCI typically seeks to maintain minimum cash balances globally of approximately $200.0 million to $250.0 million for general operating purposes.

Total principal amounts of debt outstanding as of September 30, 2021 was $4.2 billion. The total debt to net income ratio (based on trailing twelve months net income) was 6.0x. The total debt to adjusted EBITDA ratio (based on trailing twelve months adjusted EBITDA) was 3.7x.

MSCI seeks to maintain total debt to adjusted EBITDA in a target range of 3.0x to 3.5x.

Capex and Cash Flow: For third quarter 2021, Capex was $14.8 million, cash provided by operating activities increased by 8.1% to $215.9 million due to higher cash collections and free cash flow was $201.1 million, up 6.9%.

Share Count and Share Repurchases: Weighted average diluted shares outstanding were 83.6 million in third quarter 2021, down 1.1% year-over-year. Total shares outstanding as of September 30, 2021 were 82.4 million. A total of $1.6 billion of outstanding share repurchase authorization remains as of October 22, 2021.

Dividends: Approximately $85.8 million in dividends were paid to shareholders in third quarter 2021. On October 25, 2021, the MSCI Board of Directors declared a cash dividend of $1.04 per share for fourth quarter 2021, payable on November 30, 2021 to shareholders of record as of the close of trading on November 12, 2021.

Full-Year 2021 Guidance

MSCI's guidance for the year ending December 31, 2021 (“Full-Year 2021”) is based on assumptions about a number of macroeconomic and capital market factors, in particular related to equity markets. These assumptions are subject to uncertainty, and actual results for the year could differ materially from our current guidance, including as a result of ongoing uncertainty related to the duration, magnitude and impact of the ongoing COVID-19 pandemic.

Guidance Item	Current Guidance for Full-Year 2021	Prior Guidance for Full-Year 2021
Operating Expense(1)	$955 to $975 million	$920 to $940 million
Adjusted EBITDA Expense	$840 to $860 million	$820 to $840 million
Interest Expense (including amortization of financing fees)(2)	~$160 million	~$160 million
Depreciation & Amortization Expense(1)	~$110 million	~$100 million
Effective Tax Rate	15.0% to 16.0%	14.0% to 17.0%
Capital Expenditures	$50 to $60 million	$50 to $60 million
Net Cash Provided by Operating Activities	$800 to $840 million	$900 to $940 million
Free Cash Flow(3)	$740 to $790 million	$840 to $890 million

(1) Depreciation & Amortization includes $16.0 million intangible asset write-off related to Beon in second quarter 2021, partially offset by lower depreciation & amortization expenses for the remainder of 2021.

(2) Interest income will continue to be impacted by the lower rates available on cash balances.

(3) Lower free cash flow range is nearly all attributable to cash tax payments incremental to what we previously expected to make, of which approximately $110.0 million will occur in the fourth quarter. We currently expect these accelerated tax payments to reduce future tax payments.

Conference Call Information

MSCI's senior management will review the third quarter 2021 results on Tuesday, October 26, 2021 at 11:00 AM Eastern Time. To listen to the live event, visit the events and presentations section of MSCI's Investor Relations homepage, https://ir.msci.com/events-and-presentations, or dial 1-877-376-9931 conference ID: 2974258 within the United States. International callers may dial 1-720-405-2251 conference ID: 2974258. The teleconference will also be webcast with an accompanying slide presentation which can be accessed through MSCI's Investor Relations website.

MSCI is a leading provider of critical decision support tools and services for the global investment community. With over 50 years of expertise in research, data and technology, we power better investment decisions by enabling clients to understand and analyze key drivers of risk and return and confidently build more effective portfolios. We create industry-leading research-enhanced solutions that clients use to gain insight into and improve transparency across the investment process. To learn more, please visit www.msci.com. MSCI#IR

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, MSCI’s full-year 2021 guidance. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Securities and Exchange Commission (“SEC”) on February 12, 2021 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this earnings release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

Website and Social Media Disclosure

MSCI uses its website, including its quarterly updates, blog, podcasts and social media channels, including its corporate Twitter account (@MSCI_Inc), as channels of distribution of company information. The information MSCI posts through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following MSCI’s press releases, quarterly SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about MSCI when you enroll your email address by visiting the “Email Alerts Subscription” section of MSCI’s Investor Relations homepage at http://ir.msci.com/email-alerts. The contents of MSCI’s website, including its quarterly updates, blog, podcasts and social media channels are not, however, incorporated by reference into this earnings release.

Notes Regarding the Use of Operating Metrics

MSCI has presented supplemental key operating metrics as part of this earnings release, including Retention Rate, Run Rate, subscription sales, subscription cancellations and non-recurring sales.

Retention Rate is an important metric because subscription cancellations decrease our Run Rate and ultimately our operating revenues over time. The annual Retention Rate represents the retained subscription Run Rate (subscription Run Rate at the beginning of the fiscal year less actual cancels during the year) as a percentage of the subscription Run Rate at the beginning of the fiscal year.

The Retention Rate for a non-annual period is calculated by annualizing the cancellations for which we have received a notice of termination or for which we believe there is an intention not to renew or discontinue the subscription during the non-annual period, and we believe that such notice or intention evidences the client’s final decision to terminate or not renew the applicable agreement, even though such notice is not effective until a later date. This annualized cancellation figure is then divided by the subscription Run Rate at the beginning of the fiscal year to calculate a cancellation rate. This cancellation rate is then subtracted from 100% to derive the annualized Retention Rate for the period.

Retention Rate is computed by operating segment on a product/service-by-product/service basis. In general, if a client reduces the number of products or services to which it subscribes within a segment, or switches between products or services within a segment, we treat it as a cancellation for purposes of calculating our Retention Rate except in the case of a product or service switch that management considers to be a replacement product or service. In those replacement cases, only the net change to the client subscription, if a decrease, is reported as a cancel. In the Analytics and the ESG and Climate operating segments, substantially all product or service switches are treated as replacement products or services and netted in this manner, while in our Index and Real Estate operating segments, product or service switches that are treated as replacement products or services and receive netting treatment occur only in certain limited instances. In addition, we treat any reduction in fees resulting from a down-sale of the same product or service as a cancellation to the extent of the reduction. We do not calculate Retention Rate for that portion of our Run Rate attributable to assets in index-linked investment products or futures and options contracts, in each case, linked to our indexes.

Run Rate estimates at a particular point in time the annualized value of the recurring revenues under our client license agreements (“Client Contracts”) for the next 12 months, assuming all Client Contracts that come up for renewal, or reach the end of the committed subscription period, are renewed and assuming then-current currency exchange rates, subject to the adjustments and exclusions described below. For any Client Contract where fees are linked to an investment product’s assets or trading volume/fees, the Run Rate calculation reflects, for ETFs, the market value on the last trading day of the period, for futures and options, the most recent quarterly volumes and/or reported exchange fees, and for other non-ETF products, the most recent client-reported assets. Run Rate does not include fees associated with “one-time” and other non-recurring transactions. In addition, we add to Run Rate the annualized fee value of recurring new sales, whether to existing or new clients, when we execute Client Contracts, even though the license start date, and associated revenue recognition, may not be effective until a later date. We remove from Run Rate the annualized fee value associated with products or services under any Client Contract with respect to which we have received a notice of termination, non-renewal or an indication the client does not intend to continue their subscription during the period and have determined that such notice evidences the client’s final decision to terminate or not renew the applicable products or services, even though such notice is not effective until a later date.

“Organic subscription Run Rate growth” is defined as the period over period Run Rate growth, excluding the impact of changes in foreign currency and the first year impact of any acquisitions, including the acquisition of RCA completed on September 13, 2021. It is also adjusted for divestitures. Changes in foreign currency are calculated by applying the currency exchange rate from the comparable prior period to current period foreign currency denominated Run Rate.

Sales represents the annualized value of products and services clients commit to purchase from MSCI and will result in additional operating revenues. Non-recurring sales represent the actual value of the customer agreements entered into during the period and are not a component of Run Rate. New recurring subscription sales represent additional selling activities, such as new customer agreements, additions to existing agreements or increases in price that occurred during the period and are additions to Run Rate. Subscription cancellations reflect client activities during the period, such as discontinuing products and services and/or reductions in price, resulting in reductions to Run Rate. Net new recurring subscription sales represent the amount of new recurring subscription sales net of subscription cancellations during the period, which reflects the net impact to Run Rate during the period.

Total gross sales represent the sum of new recurring subscription sales and non-recurring sales. Total net sales represent the total gross sales net of the impact from subscription cancellations.

Notes Regarding the Use of Non-GAAP Financial Measures

MSCI has presented supplemental non-GAAP financial measures as part of this earnings release. Reconciliations are provided in Tables 9 through 15 below that reconcile each non-GAAP financial measure with the most comparable GAAP measure. The non-GAAP financial measures presented in this earnings release should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP financial measures presented in this earnings release are used by management to monitor the financial performance of the business, inform business decision-making and forecast future results.

“Adjusted EBITDA” is defined as net income before (1) provision for income taxes, (2) other expense (income), net, (3) depreciation and amortization of property, equipment and leasehold improvements, (4) amortization of intangible assets and, at times, (5) certain other transactions or adjustments, including certain non-recurring acquisition-related integration and transaction costs.

“Adjusted EBITDA expenses” is defined as operating expenses less depreciation and amortization of property, equipment and leasehold improvements and amortization of intangible assets and, at times, certain other transactions or adjustments, including certain non-recurring acquisition-related integration and transaction costs.

“Adjusted net income” and “adjusted EPS” are defined as net income and diluted EPS, respectively, before the after-tax impact of the amortization of acquired intangible assets, including the amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value, the impact of divestitures, the impact of adjustments for Tax Reform, except for certain amounts associated with active tax planning implemented as a result of Tax Reform, and, at times, certain other transactions or adjustments, including the impact related to costs associated with debt extinguishment and the impact related to certain non-recurring acquisition-related integration and transaction costs.

“Adjusted tax rate” is defined as the effective tax rate excluding the impact of Tax Reform adjustments (except for certain amounts associated with active tax planning implemented as a result of Tax Reform).

“Capex” is defined as capital expenditures plus capitalized software development costs.

“Free cash flow” is defined as net cash provided by operating activities, less Capex.

“Organic operating revenue growth” is defined as operating revenue growth compared to the prior year period excluding the impact of acquired businesses, divested businesses and foreign currency exchange rate fluctuations.

Asset-based fees ex-FX does not adjust for the impact from foreign currency exchange rate fluctuations on the underlying assets under management (“AUM”).

We believe adjusted EBITDA and adjusted EBITDA expenses are meaningful measures of the operating performance of MSCI because they adjust for significant one-time, unusual or non-recurring items as well as eliminate the accounting effects of certain capital spending and acquisitions that do not directly affect what management considers to be our ongoing operating performance in the period.

We believe adjusted net income and adjusted EPS are meaningful measures of the performance of MSCI because they adjust for the after-tax impact of significant one-time, unusual or non-recurring items as well as eliminate the impact of any transactions that do not directly affect what management considers to be our ongoing operating performance in the period. We also exclude the after-tax impact of the amortization of acquired intangible assets and amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value, as these non-cash amounts are significantly impacted by the timing and size of each acquisition and therefore not meaningful to the ongoing operating performance in the period.

We believe that adjusted tax rate is useful to investors because it increases the comparability of period-to-period results by adjusting for the estimated net impact of Tax Reform.

We believe that free cash flow is useful to investors because it relates the operating cash flow of MSCI to the capital that is spent to continue and improve business operations, such as investment in MSCI’s existing products. Further, free cash flow indicates our ability to strengthen MSCI’s balance sheet, repay our debt obligations, pay cash dividends and repurchase shares of our common stock.

We believe organic operating revenue growth is a meaningful measure of the operating performance of MSCI because it adjusts for the impact of foreign currency exchange rate fluctuations and excludes the impact of operating revenues attributable to acquired and divested businesses for the comparable prior year period, providing insight into our ongoing operating performance for the period(s) presented.

We believe that the non-GAAP financial measures presented in this earnings release facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.

Adjusted EBITDA expenses, adjusted EBITDA, adjusted net income, adjusted EPS, adjusted tax rate, Capex, free cash flow and organic operating revenue growth are not defined in the same manner by all companies and may not be comparable to similarly-titled non-GAAP financial measures of other companies. These measures can differ significantly from company to company depending on, among other things, long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Accordingly, the Company’s computation of these measures may not be comparable to similarly-titled measures computed by other companies.

Notes Regarding Adjusting for the Impact of Foreign Currency Exchange Rate Fluctuations

Foreign currency exchange rate fluctuations reflect the difference between the current period results as reported compared to the current period results recalculated using the foreign currency exchange rates in effect for the comparable prior period. While operating revenues adjusted for the impact of foreign currency fluctuations includes asset-based fees that have been adjusted for the impact of foreign currency fluctuations, the underlying AUM, which is the primary component of asset-based fees, is not adjusted for foreign currency fluctuations. Approximately three-fifths of the AUM are invested in securities denominated in currencies other than the U.S. dollar, and accordingly, any such impact is excluded from the disclosed foreign currency-adjusted variances.

Table 2: Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	%	Sep. 30,	Sep. 30,	%
In thousands, except per share data	2021	2020	Change	2021	2020	Change
Operating revenues	$517,099	$425,333	21.6%	$1,493,702	$1,251,729	19.3%
Operating expenses:
Cost of revenues	89,674	70,704	26.8%	262,781	215,769	21.8%
Selling and marketing	59,819	52,668	13.6%	174,477	159,834	9.2%
Research and development	28,352	24,901	13.9%	80,745	73,997	9.1%
General and administrative	38,110	27,613	38.0%	103,020	86,755	18.7%
Amortization of intangible assets	14,105	14,333	(1.6%)	59,569	42,171	41.3%
Depreciation and amortization of property,
equipment and leasehold improvements	6,809	7,494	(9.1%)	20,972	22,524	(6.9%)
Total operating expenses(1)	236,869	197,713	19.8%	701,564	601,050	16.7%

Operating income	280,230	227,620	23.1%	792,138	650,679	21.7%

Interest income	(396)	(475)	(16.6%)	(1,129)	(4,729)	(76.1%)
Interest expense	42,137	37,536	12.3%	119,278	118,994	0.2%
Other expense (income)	37,839	1,516	n/m	61,616	45,355	35.9%
Other expense (income), net	79,580	38,577	106.3%	179,765	159,620	12.6%

Income before provision for income taxes	200,650	189,043	6.1%	612,373	491,059	24.7%

Provision for income taxes	30,774	6,685	n/m	80,255	45,453	76.6%
Net income	$169,876	$182,358	(6.8%)	$532,118	$445,606	19.4%

Earnings per basic common share	$2.06	$2.18	(5.5%)	$6.45	$5.30	21.7%

Earnings per diluted common share	$2.03	$2.16	(6.0%)	$6.38	$5.26	21.3%

Weighted average shares outstanding used
in computing earnings per share:

Basic	82,470	83,602	(1.4%)	82,521	84,044	(1.8%)
Diluted	83,554	84,479	(1.1%)	83,446	84,789	(1.6%)

n/m: not meaningful.

(1) Includes stock-based compensation expense of $13.7 million and $12.0 million for the three months ended Sep. 30, 2021 and Sep. 30, 2020, respectively. Includes stock-based compensation expense of $46.3 million and $43.3 million for the nine months ended Sep. 30, 2021 and Sep. 30, 2020, respectively.

Table 3: Selected Balance Sheet Items (unaudited)

	As of
	Sep. 30,	Dec. 31,
In thousands	2021	2020
Cash and cash equivalents	$1,284,664	$1,300,521
Accounts receivable, net of allowances	$496,726	$558,569

Deferred revenue	$643,352	$675,870
Long-term debt(1)	$4,160,379	$3,366,777

(1) Consists of gross long-term debt, net of deferred financing fees. Gross long-term debt was $4,200.0 million at Sep. 30, 2021 and $3,400.0 million at Dec. 31, 2020.

Table 4: Selected Cash Flow Items (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,		Sep. 30,	Sep. 30,
In thousands	2021	2020	% Change	2021	2020	% Change
Net cash provided by operating activities	$215,891	$199,795	8.1%	$656,405	$575,181	14.1%
Net cash used in investing activities	(963,558)	(11,725)	n/m	(985,879)	(224,899)	n/m
Net cash provided by (used in) financing activities	64,391	(274,433)	123.5%	321,249	(549,484)	158.5%
Effect of exchange rate changes	(4,062)	4,244	(195.7%)	(7,632)	(4,507)	(69.3%)
Net increase (decrease) in cash and cash equivalents	$(687,338)	$(82,119)	n/m	$(15,857)	$(203,709)	92.2%

n/m: not meaningful.

Table 5: Operating Results by Segment and Revenue Type (unaudited)

Index	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,		Sep. 30,	Sep. 30,
In thousands	2021	2020	% Change	2021	2020	% Change
Operating revenues:
Recurring subscriptions	$165,310	$146,387	12.9%	$480,488	$431,631	11.3%
Asset-based fees	141,745	100,371	41.2%	404,593	288,642	40.2%
Non-recurring	14,448	8,933	61.7%	34,876	27,582	26.4%
Total operating revenues	321,503	255,691	25.7%	919,957	747,855	23.0%
Adjusted EBITDA expenses	75,916	60,971	24.5%	221,023	186,292	18.6%
Adjusted EBITDA	$245,587	$194,720	26.1%	$698,934	$561,563	24.5%
Adjusted EBITDA margin %	76.4%	76.2%		76.0%	75.1%

Analytics	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,		Sep. 30,	Sep. 30,
In thousands	2021	2020	% Change	2021	2020	% Change
Operating revenues:
Recurring subscriptions	$134,320	$126,251	6.4%	$399,360	$376,505	6.1%
Non-recurring	1,978	2,086	(5.2%)	6,857	4,903	39.9%
Total operating revenues	136,298	128,337	6.2%	406,217	381,408	6.5%
Adjusted EBITDA expenses	86,007	83,281	3.3%	260,381	253,868	2.6%
Adjusted EBITDA	$50,291	$45,056	11.6%	$145,836	$127,540	14.3%
Adjusted EBITDA margin %	36.9%	35.1%		35.9%	33.4%

ESG and Climate	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,		Sep. 30,	Sep. 30,
In thousands	2021	2020	% Change	2021	2020	% Change
Operating revenues:
Recurring subscriptions	$42,592	$28,152	51.3%	$115,299	$78,961	46.0%
Non-recurring	1,099	399	175.4%	2,450	1,125	117.8%
Total operating revenues	43,691	28,551	53.0%	117,749	80,086	47.0%
Adjusted EBITDA expenses	33,871	20,893	62.1%	97,164	63,303	53.5%
Adjusted EBITDA	$9,820	$7,658	28.2%	$20,585	$16,783	22.7%
Adjusted EBITDA margin %	22.5%	26.8%		17.5%	21.0%

All Other - Private Assets	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,		Sep. 30,	Sep. 30,
In thousands	2021	2020	% Change	2021	2020	% Change
Operating revenues:
Recurring subscriptions	$15,418	$12,400	24.3%	$48,355	$40,402	19.7%
Non-recurring	189	354	(46.6%)	1,424	1,978	(28.0%)
Total operating revenues	15,607	12,754	22.4%	49,779	42,380	17.5%
Adjusted EBITDA expenses	14,710	10,741	37.0%	37,004	32,892	12.5%
Adjusted EBITDA	$897	$2,013	(55.4%)	$12,775	$9,488	34.6%
Adjusted EBITDA margin %	5.7%	15.8%		25.7%	22.4%

Consolidated	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,		Sep. 30,	Sep. 30,
In thousands	2021	2020	% Change	2021	2020	% Change
Operating revenues:
Recurring subscriptions	$357,640	$313,190	14.2%	$1,043,502	$927,499	12.5%
Asset-based fees	141,745	100,371	41.2%	404,593	288,642	40.2%
Non-recurring	17,714	11,772	50.5%	45,607	35,588	28.2%
Operating revenues total	517,099	425,333	21.6%	1,493,702	1,251,729	19.3%
Adjusted EBITDA expenses	210,504	175,886	19.7%	615,572	536,355	14.8%
Adjusted EBITDA	$306,595	$249,447	22.9%	$878,130	$715,374	22.8%
Adjusted EBITDA margin %	59.3%	58.6%		58.8%	57.2%
Operating margin %	54.2%	53.5%		53.0%	52.0%

Table 6: Sales and Retention Rate by Segment (unaudited)(1)

	Three Months Ended		Nine Months Ended
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,
In thousands	2021	2020	2021	2020
Index
New recurring subscription sales	$19,546	$18,743	$66,037	$58,073
Subscription cancellations	(6,203)	(7,050)	$(18,192)	(19,589)
Net new recurring subscription sales	$13,343	$11,693	$47,845	$38,484
Non-recurring sales	$17,366	$10,001	$39,340	$30,734
Total gross sales	$36,912	$28,744	$105,377	$88,807
Total Index net sales	$30,709	$21,694	$87,185	$69,218

Index Retention Rate	96.0%	95.0%	96.1%	95.3%

Analytics
New recurring subscription sales	$15,889	$15,229	$44,381	$41,426
Subscription cancellations	(9,213)	(8,211)	$(25,188)	(27,008)
Net new recurring subscription sales	$6,676	$7,018	$19,193	$14,418
Non-recurring sales	$2,377	$2,562	$8,123	$7,486
Total gross sales	$18,266	$17,791	$52,504	$48,912
Total Analytics net sales	$9,053	$9,580	$27,316	$21,904

Analytics Retention Rate	93.4%	93.8%	94.0%	93.2%

ESG and Climate
New recurring subscription sales	$17,310	$7,932	$46,706	$26,128
Subscription cancellations	(1,338)	(1,215)	$(3,636)	(4,473)
Net new recurring subscription sales	$15,972	$6,717	$43,070	$21,655
Non-recurring sales	$1,090	$135	$2,927	$702
Total gross sales	$18,400	$8,067	$49,633	$26,830
Total ESG and Climate net sales	$17,062	$6,852	$45,997	$22,357

ESG and Climate Retention Rate	96.1%	95.2%	96.5%	94.1%

All Other - Private Assets
New recurring subscription sales	$2,479	$1,412	$6,023	$3,733
Subscription cancellations	(1,296)	(656)	$(2,881)	(1,694)
Net new recurring subscription sales	$1,183	$756	$3,142	$2,039
Non-recurring sales	$130	$112	$1,201	$1,150
Total gross sales	$2,609	$1,524	$7,224	$4,883
Total All Other - Private Assets net sales	$1,313	$868	$4,343	$3,189

All Other - Private Assets Retention Rate[2]	91.0%	94.8%	91.2%	95.6%

Consolidated
New recurring subscription sales	$55,224	$43,316	$163,147	$129,360
Subscription cancellations	(18,050)	(17,132)	(49,897)	(52,764)
Net new recurring subscription sales	$37,174	$26,184	$113,250	$76,596
Non-recurring sales	$20,963	$12,810	$51,591	$40,072
Total gross sales	$76,187	$56,126	$214,738	$169,432
Total net sales	$58,137	$38,994	$164,841	$116,668

Total Retention Rate	94.5%	94.5%	94.9%	94.3%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of new recurring subscription sales, subscription cancellations, net new recurring subscription sales, non-recurring sales, total gross sales, total net sales and Retention Rate.
(2) Retention rate for All Other – Private Assets excluding the impact of RCA was 93.7% and 94.2% for the three and nine months ended Sep. 30, 2021, respectively.

Table 7: AUM in ETFs Linked to MSCI Equity Indexes (unaudited)(1)(2)

	Three Months Ended					Nine Months Ended
	Sep. 30,	June 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
In billions	2021	2021	2021	2020	2020	2021	2020
Beginning Period AUM in ETFs linked to
MSCI equity indexes	$1,336.2	$1,209.6	$1,103.6	$908.9	$825.4	$1,103.6	$934.4
Market Appreciation/(Depreciation)	(30.7)	73.7	43.2	135.7	57.0	86.2	(42.1)
Cash Inflows	31.1	52.9	62.8	59.0	26.5	146.8	16.6
Period-End AUM in ETFs linked to
MSCI equity indexes	$1,336.6	$1,336.2	$1,209.6	$1,103.6	$908.9	$1,336.6	$908.9

Period Average AUM in ETFs linked to
MSCI equity indexes	$1,361.9	$1,292.4	$1,169.2	$999.2	$893.4	$1,274.5	$849.1

Period-End Basis Point Fee(3)	2.57	2.58	2.61	2.67	2.67	2.57	2.67

(1) The historical values of the AUM in ETFs linked to our equity indexes as of the last day of the month and the monthly average balance can be found under the link “AUM in ETFs Linked to MSCI Equity Indexes” on our Investor Relations homepage at http://ir.msci.com. Information contained on our website is not incorporated by reference into this Press Release or any other report filed with the SEC. The AUM in ETFs also includes AUM in Exchange Traded Notes, the value of which is less than 1.0% of the AUM amounts presented.
(2) The value of AUM in ETFs linked to MSCI equity indexes is calculated by multiplying the equity ETFs net asset value by the number of shares outstanding.
(3) Based on period-end Run Rate for ETFs linked to MSCI equity indexes using period-end AUM.

Table 8: Run Rate by Segment and Type (unaudited)(1)

	As of
	Sep. 30,	Sep. 30,
In thousands	2021	2020	% Change
Index
Recurring subscriptions	$667,023	$598,799	11.4%
Asset-based fees	550,230	401,196	37.1%
Index Run Rate	1,217,253	999,995	21.7%

Analytics Run Rate	568,932	544,315	4.5%

ESG and Climate Run Rate	178,398	122,273	45.9%

All Other - Private Assets Run Rate	131,678	52,970	148.6%

Total Run Rate	$2,096,261	$1,719,553	21.9%

Total recurring subscriptions	$1,546,031	$1,318,357	17.3%
Total asset-based fees	550,230	401,196	37.1%
Total Run Rate	$2,096,261	$1,719,553	21.9%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of Run Rate.

Table 9: Reconciliation of Adjusted EBITDA to Net Income (unaudited)

	Three Months Ended		Nine Months Ended
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,
In thousands	2021	2020	2021	2020
Index adjusted EBITDA	$245,587	$194,720	$698,934	$561,563
Analytics adjusted EBITDA	50,291	45,056	145,836	127,540
ESG and Climate adjusted EBITDA	9,820	7,658	20,585	16,783
All Other - Private Assets adjusted EBITDA	897	2,013	12,775	9,488
Consolidated adjusted EBITDA	306,595	249,447	878,130	715,374
Acquisition-related integration and transaction costs[1]	5,451	—	5,451	—
Amortization of intangible assets	14,105	14,333	59,569	42,171
Depreciation and amortization of property,
equipment and leasehold improvements	6,809	7,494	20,972	22,524
Operating income	280,230	227,620	792,138	650,679
Other expense (income), net	79,580	38,577	179,765	159,620
Provision for income taxes	30,774	6,685	80,255	45,453
Net income	$169,876	$182,358	$532,118	$445,606

(1) Incremental and non-recurring costs attributable to acquisitions directly related to the execution of the transaction and integration of the acquired business that have occurred no later than 12 months after the close of the transaction.

Table 10: Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted EPS (unaudited)

	Three Months Ended		Nine Months Ended
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,
In thousands, except per share data	2021	2020	2021	2020
Net income	$169,876	$182,358	$532,118	$445,606
Plus: Amortization of acquired intangible assets and
equity method investment basis difference	10,792	9,515	29,915	27,885
Plus: Debt extinguishment costs associated with the
2024, 2025, 2026 and 2027 Senior Notes Redemptions	37,312	—	59,104	44,930
Plus: Write-off of internally developed capitalized
software	—	—	16,013	—
Plus: Acquisition-related integration and transaction costs[1]	5,451	—	5,451	—
Less: Tax Reform adjustments	—	(5,497)	—	(6,256)
Less: Income tax effect	(12,143)	(532)	(21,966)	(14,483)
Adjusted net income	$211,288	$185,844	$620,635	$497,682

Diluted EPS	$2.03	$2.16	$6.38	$5.26
Plus: Amortization of acquired intangible assets and
equity method investment basis difference	0.13	0.11	0.36	0.33
Plus: Debt extinguishment costs associated with the
2024, 2025 and 2026 Senior Notes Redemptions	0.45	—	0.71	0.53
Plus: Write-off of internally developed capitalized
software	—	—	0.19	—
Plus: Acquisition-related integration and transaction costs[1]	0.07	—	0.07	—
Less: Tax Reform adjustments	—	(0.07)	—	(0.07)
Less: Income tax effect	(0.15)	—	(0.27)	(0.18)
Adjusted EPS	$2.53	$2.20	$7.44	$5.87

(1) Incremental and non-recurring costs attributable to acquisitions directly related to the execution of the transaction and integration of the acquired business that have occurred no later than 12 months after the close of the transaction.

Table 11: Reconciliation of Adjusted EBITDA Expenses to Operating Expenses (unaudited)

	Three Months Ended		Nine Months Ended		Full-Year
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,	2021
In thousands	2021	2020	2021	2020	Outlook(1)
Index adjusted EBITDA expenses	$75,916	$60,971	$221,023	$186,292
Analytics adjusted EBITDA expenses	86,007	83,281	260,381	253,868
ESG and Climate adjusted EBITDA expenses	33,871	20,893	97,164	63,303
All Other - Private Assets adjusted EBITDA expenses	14,710	10,741	37,004	32,892
Consolidated adjusted EBITDA expenses	210,504	175,886	615,572	536,355	$840,000 - $860,000
Acquisition-related integration and transaction costs[2]	5,451	—	5,451	—
Amortization of intangible assets	14,105	14,333	59,569	42,171
Depreciation and amortization of property,					~$110,000
equipment and leasehold improvements	6,809	7,494	20,972	22,524
Total operating expenses	$236,869	$197,713	$701,564	$601,050	$955,000 - $975,000

(1) We have not provided a full line-item reconciliation for adjusted EBITDA expenses to total operating expenses for this future period because we do not provide guidance on the individual reconciling items between total operating expenses and adjusted EBITDA expenses.
(2) Incremental and non-recurring costs attributable to acquisitions directly related to the execution of the transaction and integration of the acquired business that have occurred no later than 12 months after the close of the transaction.

Table 12: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (unaudited)

	Three Months Ended		Nine Months Ended		Full-Year
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,	2021
In thousands	2021	2020	2021	2020	Outlook(1)
Net cash provided by operating activities	$215,891	$199,795	$656,405	$575,181	$800,000 - $840,000
Capital expenditures	(4,646)	(4,555)	(7,119)	(12,152)
Capitalized software development costs	(10,141)	(7,170)	(29,078)	(21,931)
Capex	(14,787)	(11,725)	(36,197)	(34,083)	($60,000 - $50,000)
Free cash flow	$201,104	$188,070	$620,208	$541,098	$740,000 - $790,000

(1) We have not provided a line-item reconciliation for free cash flow to net cash from operating activities for this future period because we do not provide guidance on the individual reconciling items between net cash from operating activities and free cash flow.

Table 13: Reconciliation of Effective Tax Rate to Adjusted Tax Rate (unaudited)

	Three Months Ended		Nine Months Ended
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2021	2020	2021	2020
Effective tax rate	15.3%	3.5%	13.1%	9.3%
Tax Reform impact on effective tax rate	—%	2.9%	—%	1.2%
Adjusted tax rate	15.3%	6.4%	13.1%	10.5%

Table 14: Third Quarter 2021 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Three Months Ended September 30, 2021 and 2020
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	25.7%	12.9%	41.2%	61.7%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.1%	0.1%	—%	—%
Organic operating revenue growth	25.8%	13.0%	41.2%	61.7%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	6.2%	6.4%	—%	(5.2%)
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.2%	0.2%	—%	(0.1%)
Organic operating revenue growth	6.4%	6.6%	—%	(5.3%)

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
ESG and Climate	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	53.0%	51.3%	—%	175.4%
Impact of acquisitions and divestures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(5.8%)	(5.9%)	—%	(2.7%)
Organic operating revenue growth	47.2%	45.4%	—%	172.7%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other - Private Assets	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	22.4%	24.3%	—%	(46.6%)
Impact of acquisitions and divestures	(26.8%)	(27.5%)	—%	—%
Impact of foreign currency exchange rate fluctuations	(3.2%)	(3.3%)	—%	(0.9%)
Organic operating revenue growth	(7.6%)	(6.5%)	—%	(47.5%)

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	21.6%	14.2%	41.2%	50.5%
Impact of acquisitions and divestitures	(0.8%)	(1.1%)	—%	—%
Impact of foreign currency exchange rate fluctuations	(0.4%)	(0.5%)	—%	(0.2%)
Organic operating revenue growth	20.4%	12.6%	41.2%	50.3%

Table 15: Nine Months 2021 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Nine Months Ended September 30, 2021 and 2020
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	23.0%	11.3%	40.2%	26.4%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	—%	—%	(0.1%)	—%
Organic operating revenue growth	23.0%	11.3%	40.1%	26.4%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	6.5%	6.1%	—%	39.9%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	—%	—%	—%	(0.7%)
Organic operating revenue growth	6.5%	6.1%	—%	39.2%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
ESG and Climate	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	47.0%	46.0%	—%	117.8%
Impact of acquisitions and divestures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(7.4%)	(7.4%)	—%	(5.6%)
Organic operating revenue growth	39.6%	38.6%	—%	112.2%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other - Private Assets	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	17.5%	19.7%	—%	(28.0%)
Impact of acquisitions and divestures	(8.1%)	(8.5%)	—%	—%
Impact of foreign currency exchange rate fluctuations	(7.8%)	(7.9%)	—%	(4.3%)
Organic operating revenue growth	1.6%	3.3%	—%	(32.3%)

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	19.3%	12.5%	40.2%	28.2%
Impact of acquisitions and divestitures	(0.2%)	(0.4%)	—%	—%
Impact of foreign currency exchange rate fluctuations	(0.8%)	(0.9%)	(0.1%)	(0.5%)
Organic operating revenue growth	18.3%	11.2%	40.1%	27.7%

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